Send  application and check to:
                                               Cova  Financial  Services  Life
                                               Insurance  Company
                                               P.O.  Box  10366
                                               Des  Moines,  Iowa  50306-0366

                                     COVA
                Cova Financial Services Life Insurance Company

VARIABLE  LIFE  INSURANCE  APPLICATION

1.  OWNER  (If  different  than  Proposed  Insured  named  in  Item  3)
Name      [John              L.          Doe]
     _______________________________________
       (First)      (Middle)  (Last)

Address  [123  Elm  Street]
         ___________________________________
           (Street)

        [Anytown          IL          60001]
     _______________________________________
         (City)        (State)    (Zip)

Soc. Sec. or Tax I.D. Number [123-45-6789]
                             _____________
Phone Number [708-123-4567]
             _____________
             ______________


2.    JOINT  OWNER  (if  applicable)
Name
     _______________________________________
       (First)      (Middle)  (Last)

Address
         ___________________________________
                 (Street)


     _______________________________________
         (City)        (State)    (Zip)

Soc. Sec. or Tax I.D. Number [           ]
                             _____________
Phone Number [            ]
             ______________

3.    PROPOSED  INSURED
Name      [John              D.          Doe]
     _______________________________________
       (First)      (Middle)  (last)

Address  [123  Elm  Street]
        ____________________________________
           (Street)

        [Anytown          IL          60001]
     _______________________________________
         (City)        (State)    (Zip)

Occupation        [Sales  Manager}
           _________________________________

Sex [x] M [ ] F       Age 35

Birth date 4     /     12        /61
_____________________________________
         Month       Day        Year

Place of Birth      Anytown         IL      USA
                    _____________________________
                    City            State Country

Soc. Sec. No. 123-45-6789
              ___________

Phone Number (708) 123-4567
             _______________


4. PROPOSED JOINT INSURED (If applicable. Must be spouse of Proposed Insured named in Item 3.)
Name
     _______________________________________
       (First)      (Middle)  (last)

Address
         ___________________________________
           (Street)


     _______________________________________
         (City)        (State)    (Zip)

Occupation  _________________________________

Sex [ ] M [ ] F       Age

Birth date
_____________________________________
         Month       Day        Year

Place of Birth
                    _____________________________
                    City            State Country

Soc. Sec. No.
              ___________

Phone Number
             _______________


5. Has the Proposed Insured ever been diagnosed or treated for: cancer, heart attack, chest pain, stroke or insulin dependent diabetes?
[    ]  Yes          [    ]      No
Proposed  Joint  Insured?    [    ]  Yes          [    ]      No

6.    AMOUNT  OF  INSURANCE/PREMIUM

Initial  Premium  $  [10,000]
                _____________

I (We)(Owner) acknowledge that it is my (our) intention that the policy be issued at the face amount corresponding to the maximum premium limit
percentage.    If  not,  choose  one:  [  ]  80%  [  ]  90%

Face  Amount  $  [61,230]
            ____________

7.    PREMIUM  ALLOCATION
(Must  be  whole  percentages.    Must  equal  100%.)

[J.P.  Morgan  Investment  Management]          [Lord  Abbett]
[40]%  [Select  Equity  Portfolio]           [40]% [Growth & Income Portfolio]
[    ]%  [Large Cap Stock Portfolio]         [  ]% [Bond Debenture Portfolio]
[    ]%  [Small  Cap  Stock  Portfolio]
[    ]%  [International  Equity  Portfolio]          [Conning]
[    ]%  [Quality  Bond  Portfolio]          [20]% [Money Market Portfolio]

8.    ALLOCATION  DURING  RIGHT  TO  EXAMINE
As described in the accompanying Prospectus, the initial premium will be allocated to the [Money Market Portfolio] during the Right to Examine Period. Thereafter, the premiums will be allocated as directed in the Premium Allocation Section.

9.    UNDERWRITING  CONTRACT  INFORMATION
PROPOSED  INSURED
Contact  at:[X]  Home      [708-123-4567]
                      _________________
                        (Phone  Number)
           [  ]  Business
                      _________________
                        (Phone  Number)

Best  days  and  time    [After  7PM]
                    __________________

Special  Remarks
                _______________________

PROPOSED  JOINT  INSURED
Contact  at:[  ]  Home
                      _________________
                        (Phone  Number)
           [  ]  Business
                        _________________
                         (Phone  Number)
Best  days  and  time
                    __________________

Special  Remarks
                _______________________

10.   If Cova is unable to issue a life insurance policy, do you wish to apply
for  an  annuity?            [  ]  Yes  [X]  No

11.  SUITABILITY

A.  Is the policy applied for consistent with your
insurance needs and financial objectives?                  [X] Yes [ ] No

B.  Do you understand that the amount and duration of the
death benefit may vary, depending on the investment
performance of the portfolios?                             [X] Yes [ ] No

C.  Do you understand that the policy values may increase
or decrease, depending on the investment performance of
the portfolios?                                            [X] Yes [ ] No

D.  Did you receive the current prospectus for the policy
applied for?                                               [X] Yes [ ] No

E.  Do you understand that the initial premium will be
allocated to the [Money Market Portfolio] during the
Right to Examine Period?                                   [X] Yes [ ] No

F.  Will the policy applied for replace or change any
existing life insurance or annuity?                       [X] Yes [ ] No



12.    SPECIAL  REQUESTS




13.    TRANSFER  AUTHORIZATIONS

I (We) acknowledge that neither Cova Financial Services Life Insurance Company
(Cova) nor any person authorized by Cova will be responsible for any claim, loss, liability or expense in connection with a telephone transfer if Cova or such other person acted on telephone transfer instructions in good faith in reliance on this authorization.
Check  here  if  you  wish to authorize telephone transfer instructions.   [ ]
Check  here  if  you wish to authorize your Registered Representative/Agent to
make  transfers.        [  ]

14.    DOLLAR  COST  AVERAGING  TRANSFERS

I (We) authorize Dollar Cost Averaging Transfers of $_______ to be transferred each month from the [Conning Money Market Portfolio] ($5,000 minimum or amount needed to complete all transfers.)
          TO
[J.P.  Morgan  Investment  Management]
____%  [Select  Equity  Portfolio]
____%  [Large  Cap  Stock  Portfolio]
____%  [Small  Cap  Stock  Portfolio]
____%  [International  Equity  Portfolio]
____%  [Quality  Bond  Portfolio]

[Lord  Abbett]
____%  [Growth  &  Income  Portfolio]
____%  [Bond  Debenture  Portfolio]

____  Total
100%

I  (We)  authorize  transfers to be made for:   [ ] 12 months    [ ] 24 months
[  ]  36  months        [  ]  48  months  [  ]  60  months  Other  __  months
Dollar Cost Averaging Transfers and Rebalancing Transfers are not available simultaneously.

15. REBALANCING TRANSFERS - I (We) authorize Rebalancing Transfers to be made in the applicable percentages elected in the Premium Payment Allocation section.
Transfers are to be made: [ ] quarterly [ ] semi-annually [ ] annually. Dollar Cost Averaging Transfers and Rebalancing Transfers are not available simultaneously.

16. ACKNOWLEDGMENT AND AUTHORIZATION - Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.

I (We) have read all questions and answers in this application. All responses are true and complete to the best of my (our) knowledge and belief. No coverage will be in effect until: a full application has been signed by the proposed insured(s); and a policy has been issued; and the full first premium has been received by Cova. Any coverage will be subject to the terms and conditions of the policy.

I (We) have received the notification about the Federal Fair Credit Reporting Act and the Medical Information Bureau.

I (We) hereby authorize: any licensed physician or medical practitioner; any hospital, clinic or other medical or medically related facility; any insurance company; the Medical Information Bureau; and any other organization, institution or person, that has any records or knowledge of me (us) or my
(our) health, to give to Cova Financial Services Life Insurance Company, its Underwriters, or its reinsurers, or the Medical Information Bureau, any such information. This authorization is valid for two and one-half years from the date this form is signed. An exact copy of this authorization is as valid as the original.

I (We) agree that the information and statements made on this application are true and correct to the best of my (our) knowledge and belief and are made as the bases of my (our) application. I (We) acknowledge receipt of the current prospectus(es) of [Cova Variable Annuity Account One, Cova Series Trust and Lord Abbett Series Fund, Inc.] PAYMENTS AND VALUES PROVIDED BY THE POLICY FOR WHICH APPLICATION IS MADE ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR
AMOUNT.    Complete  Form  W-9.

17.    SIGNATURES

      [ANYTOWN,]                             [IL]                   [11/15/96]
 _____________________              ______________        ____________________
       City                                      State                    Date

 [/s/  JOHN  DOE]
_____________________________________
 Signature  of  Proposed  Insured

__________________________________________________
 Signature  of  Proposed  Joint  Insured,  if  applicable

___________________________________________________
 Signature  of  Owner  if  other  than  Proposed  Insured

___________________________________________________
 Signature  of  Joint  Owner,  if  applicable

18.    AGENT'S  REPORT
Will  the  life  insurance  replace  or  change any existing life insurance or annuity?
[X]  No      [  ]  Yes  (Indicate  type  and  cost  basis  information.)

Type                          Cost  Basis
[  ] Life         Pre-TEFRA          $__________________    $ ________________
                                        (Cost  Basis)                   (Gain)
[ ] Annuity      Post-TEFRA          $__________________    $ ________________
                                        (Cost  Basis)                   (Gain)

Agent's  Signature  [/s/RICHARD  ROE]
                  _______________________

Phone              [(708)  456-7890]
           ___________________

Agent's  Name  and  Number          [#123]        [Richard  Roe]
                            _____________________________

Name  and  Address  of  Firm  [ABC  Firm]
                         ____________
                         [856  Main  St.,  Anytown,  IL]

Complete  any  required  replacement  forms.


                  NOTICE OF INSURANCE INFORMATION PRACTICES

*      This  notice  must  be  detached  and  given  to  the Proposed Insured.

GENERAL INFORMATION PRACTICES - As authorized by you when you complete the application, Cova may get information from sources other than the persons proposed for insurance. In certain circumstances Cova may give information it has gathered to third parties without your further authorization. Cova shares only as much information as is needed to accomplish the purpose of the disclosure. Cova discloses Medical Information Bureau information only to its reinsurers. Persons who are the subject of information Cova collects may have the right to access and correction. Cova may be required by law to furnish you with a detailed description of our information practices upon receipt of a request from you in writing.

FAIR CREDIT REPORTING ACT NOTICE - As part of its regular procedures, Cova may get an investigative consumer report. This report may concern each person proposed for insurance. It may deal with character, general reputation, personal traits and mode of living. It may involve personal interviews with friends, neighbors, associates or other persons. You have the right to make, within a reasonable amount of time, a written request for details on the nature and scope of this report. You may have the right to ask to be interviewed in connection with the making of the report and, contact the consumer reporting agency to review a copy of the report. If you write to Cova, we will let you know whether Cova has in fact obtained a report, and if so, the name and address of the agency making the report.

Medical Information Bureau (Bureau) Notice - Information provided to Cova will be treated as confidential. But Cova or its reinsurers may make a brief report thereon to the Bureau. This is a non-profit membership organization of life insurance companies that operates an information exchange for its members. If you apply to a member company for life or health insurance or submit a claim for benefits, the Bureau, on request, will supply the member company with the information it may have in its file.

On request from you, the Bureau will arrange to disclose to you any information it may have in your file. If you question the accuracy of the contents of your file, you may contact the Bureau and seek a correction. Your request will be handled as provided for in the Fair Credit Reporting Act. The address of the Bureau's information office is: P.O. Box 105, Essex Station, Boston, Massachusetts 02212; Telephone Number: (617) 426-3680.

Cova or its reinsurers also may release information to those other life insurance companies to which you may apply for life or health insurance or submit a claim for benefits.







                             CONDITIONAL RECEIPT

*      A  premium  check  must  be  payable  to  the  Company.
*      Do  not  make  the  check  payable  to  the  agent.
*      Do  not  leave  the  payee  blank.

A payment of $ [10,000] in the form of a check made payable to Cova Financial Services Life Insurance Company was received from [John Doe] for the insurance applied for in the application which bears the same date as this Conditional Receipt.

[/s/  RICHARD  DOE]                                      [11/15/96]
___________________                                  ______________
Signature  of  Agent                                        Date

This receipt is not valid unless it is signed by an agent of Cova. This receipt is not valid unless the required premium has been received by Cova and, when paid by check, is honored on its first presentation for payment.

*  No  agent  can  change  the  terms  of  this  conditional  receipt.

If you do not hear from Cova about the proposed insurance within 60 days after the date of this Conditional Receipt, please call Cova at its toll free telephone number: 1-800-343-8496.

Insurance In Force - Insurance under this Conditional Receipt will be in force starting on the Start Date only. If each person proposed for insurance is a risk acceptable to Cova for the policy exactly as applied for, Cova will make its decision according to its current rules and practices.

Start Date - For acceptable risks, any insurance under the terms of this Conditional Receipt begins on the Start Date, which is the latest of:
a)  The  date  of  completion  of  all  parts  of  the  application;  or
b) The date of completion of all medical or paramedical exams, tests, x-rays, and EKGs required by Cova; or
c) The date of Cova's receipt of all of the attending physician's statements and medical reports required by Cova; or
d)  A  later  date,  if  any,  requested  in  the  application;  or
e)  The  date  of  Cova's  receipt  of  the  initial  premium.

Amount - The amount of insurance provided by this Conditional Receipt is the lesser of:
a)  The  face  amount  of  insurance  applied  for  in  the  application;  or
b)  For a Proposed Insured up to age 65: the initial premium plus $500,000; or
c) For a Proposed Insured over age 65: the initial premium plus $200,000. This amount includes any life insurance and accidental death benefits applied for or in force with Cova. The amount of insurance is subject to the Limitations Section.

Limitations - If a person proposed for insurance dies and insurance is in force under this Conditional Receipt, the benefits will be limited to a return of the premium paid for this Conditional Receipt if:
a) The death is a result of suicide while sane or self-destruction while insane; or
b)  All  questions  in  the  application  have  not  been  answered;  or
c)  All  answers  in  the  application  are  not  true  and  correct;  or
d) The person proposed for insurance is not a risk acceptable to Cova for the policy as exactly applied.

End of Insurance - Once started, insurance under this Conditional Receipt will end at the earliest of:
a)  60  days  after  the  date  of  the  application;  or
b) When Cova sends notice that the insurance cannot be issued for the policy exactly as applied for; or
c)  The  date  any  policy  issued  goes  into  effect.



MODIFIED  SINGLE  PREMIUM  VARIABLE  LIFE  INSURANCE  POLICY

DEATH  PROCEEDS  PAYABLE  AT  DEATH
PERIOD  OF  COVERAGE  NOT  GUARANTEED

NONPARTICIPATING  -  NO  DIVIDENDS

                                     COVA

                Cova Financial Services Life Insurance Company
                              700 Market Street
                          St. Louis, Missouri 63101


                         Supplemental Application to
                Cova Financial Services Life Insurance Company
                            Policy Service Center
                                P.O. Box 10366
                         Des Moines, Iowa 50306-0366

1.    Proposed  Insured                          Birth date         Birthplace


                                     Sex                Social Security Number


2.    Home  Address                                          Home  Phone



3.    Applicant/Owner  (if  other  than  Proposed  Insured)

4.    Plan  of  Insurance                        Initial Premium   Face Amount




5.    Beneficiary                                %                Relationship

    Address:

    Contingent  Beneficiary:                     %                Relationship

    Address:

6.    Are  you  a  U.S.  citizen?

7.    Do  you  plan to travel or reside outside the USA in the next two years?

8.    Do  you  have  other  life  insurance  policies  in  force?

9. Will this policy replace or change any existing life insurance policy(ies) or annuity(ies)?

10. Have you within the last 90 days applied for life insurance with this or any other company?

11. Have you ever been refused life or health insurance or been asked to pay extra premiums?

12.    Have  you  received  disability  payments?

13. Have you had any motor vehicle accidents or violations, or had your driver's license suspended or revoked in the past five years?

14.    Have  you ever flown or do you intend to fly as a pilot or crew member?

15. Have you or do you intend to skin or scuba dive, sky dive, hang glide, mountain or rock climb, race motor vehicles, motorcycles, or motor boats?

                              HEALTH STATEMENTS

16.    Who  is  your  personal  physician?


Date  and  reason  that  you  last  consulted  your  physician.

17.    What  is  your  height?                    Weight?

                                   Have  you lost any weight in the last year?


18.    Do  you  use  tobacco  in  any  form?

19.    Do  you  drink  alcohol?

20.    Are  your  parents  living?
21. Have any brothers or sisters developed heart disease or diabetes before age 60?

22.    In  the  last  five  years:
     a.    have  you  consulted  a  physician  or  other medical practitioner?

      b. have you had any electrocardiograms, blood tests or other medical tests or studies?

23.    Have  you  ever  been  hospitalized?

24.    Have  you  ever:
     a. used narcotics, barbiturates, hallucinogens, heroin, cocaine, or other habit forming drugs except as prescribed by a physician?

     b.    received  treatment  or  counseling  for alcohol or other drug use?

     c. been a member of any self-help group, such as Alcoholics Anonymous or Narcotics Anonymous?

25. Are you currently taking any medication, or have you been advised to take any medication?

26. To the best of your knowledge do you have any mental or physical impairment or disease not already describe in this application?

27.    Additional  Comments.




                         Supplemental Application to
                Cova Financial Services Life Insurance Company
                            Policy Service Office
                                P.O. Box 10366
                         Des Moines, Iowa, 50306-0366


                          ACKNOWLEDGE AUTHORIZATION


I have read all the questions and answers in this application and its amendments (if any). All responses are true and complete to the best of my knowledge and belief. I promise to give Cova written notice of any change in my health or habits that occurs after signing this application, but before I receive the policy.

I  agree  that:

1. This application and its amendments (if any) will be the basis for and form of part of the policy; and

2. No agent has authority to alter Cova's rules or requirements, this agreement or the policy; and

3. The first premium will not be deemed paid unless any check, draft, or other instrument of payment given as premium is paid in accordance with its terms; and

4.   The insurance applied for does not take effect unless, during my lifetime
a) the required premium has been paid; b) the Policy has been issued, delivered to, and accepted by me; c) any endorsements issued with the policy have been and signed; and while my health and habits remain as stated in this application.

                                                    Signature  of
City___________________ State of______               Proposed Insured_________

                                                    Signature
Date_____________________                           of Owner__________________
                                                    (if  other  than  Proposed
                                                    Insured)

                                                    Signature  of
                                                    Joint Owner_______________
                                                    (if  applicable)